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                                                                    EXHIBIT 10.1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") dated as of this 19th day of November 2003, by and between TELEX COMMUNICATIONS HOLDINGS, INC., a Delaware corporation having a place of business at 12000 Portland Avenue South, Burnsville, Minnesota 55337 ("Assignor"), and TELEX COMMUNICATIONS, INC., a Delaware corporation having a place of business at 12000 Portland Avenue South, Burnsville, Minnesota 55337 ("Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor is restructuring its debt obligations pursuant to which, among other things, Assignor has agreed to transfer and assign to Assignee, and Assignee has agreed to accept and assume, Assignor's right, title and interest in all of its assets and certain of its debts, liabilities and obligations.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Assignment. In consideration of 500 shares of common stock, par value $0.01 per share, of the Assignee, Assignor does hereby assign, grant and convey unto Assignee and Assignee's successors and permitted assigns, from and after the date hereof, (i) all of Assignor's right, title and interest in and to any and all of its assets whether tangible or intangible, real or personal, other than those assets set forth on Annex A-1 attached hereto (the "Assigned Assets"), and (ii) the debts, liabilities and obligations (whether absolute, accrued, contingent or otherwise) of Assignor, other than those liabilities and obligations expressly identified in Annex A-2 attached hereto (the "Assumed Liabilities").

         2.       Assumption.

                  (i) Assignee hereby accepts the assignment of the Assigned Assets and undertakes and agrees to assume, perform, pay or cause to be paid, or otherwise discharge or cause to be discharged, all of the Assumed Liabilities.

                  (ii) Nothing contained herein shall require Assignee to pay or discharge any debts, liabilities or obligations assumed hereby so long as Assignee shall in good faith contest or cause to be contested the amount or validity thereof.

         3. Representations of Assignor. Assignor represents and warrants to Assignee that:

                  (i) Assignor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to own its properties and carry on its business in each jurisdiction where the failure to be so qualified would have a material adverse effect on Assignor's business;

                  (ii) Assignor has all requisite corporate power and authority to enter into and perform its obligations under this Agreement;

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                  (iii)    this Agreement has been duly authorized, executed and
         delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms, except as enforcement of the terms hereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting enforcement of creditors' rights generally, as well as the award by courts of relief in lieu of specific performance of contractual provisions;

                  (iv) none of the execution, delivery or performance by Assignor of this Agreement will contravene any applicable law, rule, regulation, judgment, order or decree binding on Assignor or any of its property, or any provision of the charter or bylaws of Assignor, or will result in a breach of, or constitute a default under, or contravene any provision of, any material agreement or instrument to which Assignor is a party or by which Assignor or any of its property is bound; and

                  (v) none of the execution, delivery or performance by Assignor of this Agreement requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any governmental authority, except such as may be required with respect to any sales or transfer tax payable in connection with the transactions contemplated hereby.

         4. Further Assurances. Assignor hereby covenants that Assignor will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee or Assignee's successors or permitted assigns such documents as Assignee or they may reasonably request in order to fully carry out and effectuate the purposes of this Agreement.

         5. Consent of Third Parties. Notwithstanding anything herein to the contrary, this Agreement shall not constitute an agreement to assign or transfer any governmental approval, instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of the Assignee or Assignor thereunder; and any transfer or assignment to the Assignee by Assignor of any interest under any such governmental approval, instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval has not been obtained on or prior to the date hereof, Assignor shall continue to use its best efforts to obtain any such approval or consent after the date hereof until such time as such consent or approval has been obtained, and Assignor shall cooperate with the Assignee in any lawful and economically feasible arrangement; provided, however, that, to the extent any such consent or approval has not been obtained on or prior to the date hereof, any income, proceeds or profits received from such governmental approvals, instruments, contracts, leases or permits or other agreements or arrangements shall be held in trust by Assignor for the benefit of Assignee; provided, further, that the Assignee shall receive the interest of Assignor, as the case may be, in the benefits under any such governmental approval, instrument, contract, lease or permit or other agreement or arrangement, provided, further, that the Assignee shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Assignee would have been responsible hereunder if

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such consent or approval has been obtained. Nothing in this Section 5 shall be deemed a waiver by the Assignee of its right as set forth in this Agreement to have received on or before the date hereof an effective assignment of all of the Assigned Assets nor shall this Section 5 be deemed to constitute an agreement to exclude from the Assigned Assets any assets whatsoever.

         With respect to the agreements described on items 11 and 12 of Annex A-1 and Annex A-2 (the "Government Contracts"), Assignee shall undertake to perform all obligations under the Government Contracts and Assignor shall pay over to Assignee all moneys received with respect to the Government Contracts. Additionally, to the extent feasible, Assignor agrees to use its best efforts to seek a novation of each Government Contract in favor of Assignee with respect to each Government Contract whose term extends past December 31, 2003.

         6. Headings; Plurals. Paragraph headings have been inserted herein for convenience of reference only and shall not be construed to be a part of this Agreement or as defining or limiting, in any way, the scope or intent of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural, and words in the plural include the singular.

         7. Severability. Every provision of this Agreement is intended to be severable, and if any term or provision hereof is or shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         8. No Oral Change. This Agreement may not be modified, amended, changed, discharged or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, change, discharge or termination is sought.

         9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefits of Assignor and Assignee and their respective successors and permitted assigns.

         10. Counterparts. This Agreement may be executed in any number of duplicate originals, and each such duplicate original shall be deemed to constitute but one and the same instrument.

         11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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         IN WITNESS WHEREOF, Assignor and Assignee have duly executed this
Agreement as of the day and year first above written.

                                        TELEX COMMUNICATIONS HOLDINGS, INC.
                                        Assignor

                                        By:_____________________________________
                                           Name:  Gregory Richter
                                           Title:  Chief Financial Officer

                                        TELEX COMMUNICATIONS, INC.
                                        Assignee

                                        By:_____________________________________
                                           Name:  Gregory Richter
                                           Title:  Chief Financial Officer

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                                    ANNEX A-1

                               NON-ASSUMED ASSETS

All of Assignor's rights under the following Agreements:

         1. That certain Indenture, dated as of November 21, 2001, as supplemented, by and between the Assignor and BNY Midwest Trust Company, as Trustee, pursuant to which the Assignor issued its 13% Senior Subordinated Discount Notes due 2006 (CUSIP No. 879569AF8) (the "Notes").

         2. That certain Registration Rights Agreement, dated as of November 21, 2001, by the Assignor for the benefit of the holders of Notes.

         3. The Notes.

         4. That certain Warrant Agreement, dated as of November 21, 2001, as amended, by and between the Assignor and BNY Midwest Trust Company, on behalf of the holders of warrants issued pursuant thereto (the "Warrants").

         5. The Warrants.

         6. That certain Registration Rights Agreement, dated as of November 21, 2001, by the Assignor for the benefit of the holders of Warrants.

         7. That certain Registration Rights Agreement, dated as of November 21, 2001, by the Assignor for the benefit of the holders of shares of the Assignor's Series B Preferred Stock (all of which was subsequently converted into common stock of Assignor).

         8. That certain Voting and Transfer Agreement, dated as of the date hereof, by and among the Assignor and certain holders of the Assignor's Common Stock.

         9. That certain Transfer Agreement, dated as of the date hereof, by and among the Assignor; Jefferies & Company, Inc.; Jefferies Opportunity Fund, LLC; Jefferies Opportunity Fund II, LLC; Jefferies Employees Opportunity Fund, LLC; ING Furman Selz Investors III, L.P.; ING Barings U.S. Leveraged Equity Plan LLC; ING Barings Global Leveraged Equity Plan Ltd. and FS Private Investments III LLC.

         10. Any insurance policies currently in effect and maintained by the Assignor.

         11. Agreement Nos. SP0920-04-M-1095, SP0920-03-C-0389,
DAAB07-03-C-H610, SP0920-03-M-7197 and SP0905-03-M-9876 between Assigor and
Defense Supply Columbus Center, Columbus, OH.

         12. Agreement No. DAAB07-99-D-C261 between Assigor and Central Electronics Communications, Momoth, NJ.

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                                    ANNEX A-2

                             NON-ASSUMED LIABILITIES

All of Assignor's obligations under the following Agreements:

         1. That certain Indenture, dated as of November 21, 2001, as supplemented, by and between the Assignor and BNY Midwest Trust Company, as Trustee, pursuant to which the Assignor issued its 13% Senior Subordinated Discount Notes due 2006 (CUSIP No. 879569AF8) (the "Notes").

         2. That certain Registration Rights Agreement, dated as of November 21, 2001, by the Assignor for the benefit of the holders of Notes.

         3. The Notes.

         4. That certain Warrant Agreement, dated as of November 21, 2001, as amended, by and between the Assignor and BNY Midwest Trust Company, on behalf of the holders of warrants issued pursuant thereto (the "Warrants").

         5. The Warrants.

         6. That certain Registration Rights Agreement, dated as of November 21, 2001, by the Assignor for the benefit of the holders of Warrants.

         7. That certain Registration Rights Agreement, dated as of November 21, 2001, by the Assignor for the benefit of the holders of shares of the Assignor's Series B Preferred Stock (all of which was subsequently converted into common stock of Assignor).

         8. That certain Voting and Transfer Agreement, dated as of the date hereof, by and among the Assignor and certain holders of the Assignor's Common Stock.

         9. That certain Transfer Agreement, dated as of the date hereof, by and among the Assignor; Jefferies & Company, Inc.; Jefferies Opportunity Fund, LLC; Jefferies Opportunity Fund II, LLC; Jefferies Employees Opportunity Fund, LLC; ING Furman Selz Investors III, L.P.; ING Barings U.S. Leveraged Equity Plan LLC; ING Barings Global Leveraged Equity Plan Ltd. and FS Private Investments III LLC.

         10. Any insurance policies currently in effect and maintained by the Assignor.

         11. Agreement Nos. SP0920-04-M-1095, SP0920-03-C-0389,
DAAB07-03-C-H610, SP0920-03-M-7197 and SP0905-03-M-9876 between Assigor and
Defense Supply Columbus Center, Columbus, OH.

         12. Agreement No. DAAB07-99-D-C261 between Assigor and Central Electronics Communications, Momoth, NJ.